Exhibit 10.2

HOKU CORPORATION

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.           The Board has adopted the Plan for the purpose of retaining the services of selected Employees and consultants and other independent advisors who provide services to the Corporation.

B.           Participant is to render valuable services to the Corporation (or a Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to the Participant under the Plan.

C.           All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.           Grant of Restricted Stock Units.  The Corporation hereby awards to the Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit which vests during the Participant’s period of Continuous Service shall entitle the Participant to receive one share of Common Stock on the specified issuance date. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the date on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

AWARD SUMMARY

Participant:

Award Date:

Number of Shares Subject to Award:	______________ shares of Common Stock (the “Shares”)

Vesting Schedule:
The Shares shall vest in a series of installments over the Participant’s period of Continuous Service as follows: [                      ] (the “Vesting Schedule”).  However, the Shares may vest on an accelerated basis in accordance with the provisions of Paragraph 5 of this Agreement.

Issuance Schedule
The Shares in which the Participant vests in accordance with the Vesting Schedule set forth above shall be issued, subject to the Corporation’s collection of all applicable Withholding Taxes, on the specified vesting date determined in accordance with such Vesting Schedule or as soon thereafter as administratively practicable, but in no event later than the last day of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date (the “Issuance Date”). The Shares which vest pursuant to Paragraph 5 of this Agreement shall be issued in accordance with the provisions of such Paragraph. The applicable Withholding Taxes are to be collected pursuant to the procedures set forth in Paragraph 7 of this Agreement.

2.           Limited Transferability.  Prior to actual receipt of the Shares which vest and become issuable hereunder, the Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or to the Participant’s designated beneficiary or beneficiaries of this Award. The Participant may make such a beneficiary designation at any time by filing the appropriate form with the Plan Administrator or its designee.

3.           Cessation of Continuous Service.  Should the Participant cease Continuous Service for any reason prior to vesting in the Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the Restricted Stock Units subject to this Award will also be cancelled.  The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.

4.           Stockholder Rights and Dividend Equivalents.  The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares upon their actual issuance following the Corporation’s collection of the applicable Withholding Taxes.

5.           Change of Control.

[Alternative 1]

(a)           Any Restricted Stock Units subject to this Award at the time of a Change in Control shall vest on the closing of that Change in Control.  The Shares subject to those vested units shall be issued on the effective date of the Change in Control (the “Effective Date”) or as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such Effective Date.  Alternatively, the Shares subject to those vested units shall be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of the Change in Control, and such consideration per Share shall be distributed on the Effective Date or as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such Effective Date. Such issuance or distribution shall be subject to the Corporation’s collection of the applicable Withholding Taxes in accordance with the procedure set forth in Paragraph 7 of this Agreement.

(b)           This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

[Alternative 2]

(c)           Any Restricted Stock Units subject to this Award at the time of a Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash incentive program of the successor entity which preserves the Fair Market Value of the unvested shares of Common Stock subject to the Award at the time of the Change in Control and provides for the subsequent vesting and payout of that value in accordance with the same vesting and issuance schedule that would otherwise be in effect for those shares in the absence of such Change in Control.  In the event of such assumption or continuation of the Award or such replacement of the Award with a cash incentive program, no accelerated vesting of the Restricted Stock Units shall occur at the time of the Change in Control.

(d)           In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award shall be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time.  To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or parent entity) may, in connection with the assumption or continuation of the Restricted Stock Units subject to the Award at that time, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided the substituted common stock is readily tradable on an established U.S. securities exchange or market.

(e)           If the Restricted Stock Units subject to this Award at the time of the Change in Control are not assumed or otherwise continued in effect or replaced with a cash incentive program in accordance with Paragraph 5(a), then those units shall vest immediately prior to the closing of the Change in Control. The Shares subject to those vested units shall be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control, and such consideration shall be distributed to Participant within fifteen (15) business days following the effective date of that Change in Control. Such distribution shall be subject to the Corporation’s collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 7.

(f)           This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.           Adjustment in Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change. The determination of the Plan Administrator shall be final, binding and conclusive.  In the event of a Change in Control, the adjustments (if any) shall be made in accordance with the provisions of Paragraph 5.

7.           Collection of Withholding Taxes.

(a)           Until such time as the Corporation provides the Participant with notice to the contrary, the Corporation shall collect the Withholding Taxes required to be withheld with respect to the issuance of the Shares that vest hereunder through an automatic Share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, a portion of the  Shares with a Fair Market Value (measured as of the issuance date) equal to the amount of such Withholding Taxes (the “Share Withholding Method”); provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation‘s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income. The Participant shall be notified in writing in the event such Share Withholding Method is no longer available.

(b)           Should any Shares vest under the Award when the Share Withholding Method is not available, then the Withholding Taxes shall be collected from the Participant through either of the following alternatives:

the Participant’s delivery of his or her separate check payable to the Corporation in the amount of such Withholding Taxes, or the use of the proceeds from a next-day sale of the Shares issued to the Participant, provided and only if (i) such a sale is permissible under the Corporation’s trading policies governing the sale of Common Stock, (ii) the Participant makes an irrevocable commitment, on or before the vesting date for those Shares, to effect such sale of the Shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

(c)           Except as otherwise provided in Paragraph 5 and Paragraph 7(a), the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock.  In no event, however, shall any fractional shares be issued.  Accordingly, the total number of shares of Common Stock to be issued pursuant to the Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

8.           Benefit Limit. In the event the vesting and issuance of the shares of Common Stock subject to this Award would constitute a parachute payment under Code Section 280G, the vesting and issuance of those shares of Common Stock shall be subject to reduction to the extent necessary to assure that the number of shares of Common Stock which vest and are issued under this Award will be limited to the greater of (i)  the number of shares of Common Stock which can vest and be issued without triggering a parachute payment under Code Section 280G or (ii)  the maximum number of shares of Common Stock which can vest and be issued under this Award so as to provide the Participant with the greatest after-tax amount of such vested and issued shares of Common Stock after taking into account any excise tax the Participant may incur under Code Section 4999 with respect to those shares and any other benefits or payments to which the Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of the Participant’s Continuous Service.

9.           Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of the Stock Exchange on which the Common Stock is listed for trading at the time of such issuance.

10.          Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

11.          Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

12.          Construction.

(a)           This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

(b)           It is the intention of the parties that the provisions of this Agreement comply with the requirements of the short-term deferral exception of Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4).  Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short-term deferral exception, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.

13.          Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

14.          Employment at Will.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Continuous Service at any time for any reason, with or without cause.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

HOKU CORPORATION.

By:
Title:

PARTICIPANT

Signature:
Address:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A.           Agreement shall mean this Restricted Stock Unit Issuance Agreement.

B.           Award shall mean the award of Restricted Stock Units made to the Participant pursuant to the terms of this Agreement.

C.           Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D.           Board shall mean the Corporation’s Board of Directors.

E.           Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)           a merger or consolidation in which the Corporation is not the surviving entity and in which one person or a group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities;

(ii)           the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation;

(iii)           any reverse merger in which the Corporation is the surviving entity but in which one person or a group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities;

(iv)           the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or

(v)           a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

F.           Code shall mean the Internal Revenue Code of 1986, as amended.

G.           Common Stock shall mean shares of the Corporation’s common stock.

H.           Continuous Service shall have the meaning assigned to such term in the Plan.

I.           Corporation shall mean Hoku Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Hoku Corporation which shall by appropriate action adopt the Plan.

J.           Employee shall mean an individual who is in the employ of the Corporation (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K.          Fair Market Value shall have the meaning assigned to such term in the Plan.

L.           1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

M.         Participant shall mean the person to whom the Award is made pursuant to the Agreement.

N.          Plan shall mean the Corporation’s 2005 Equity Incentive Plan.

O.          Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

P.           Restricted Stock Unit shall mean each unit subject to this Award which shall entitle the Participant to receive one share of Common Stock under the Plan at a designated time following the vesting of that unit.

Q.           Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

R.           Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S.           Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting and issuance of the shares of Common Stock which vest under of the Award and any other amounts distributable in replacement or substitution of such shares.